October 9, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	American Community Newspapers Inc. (formerly Courtside Acquisition Corp.) Commission File # 001-32549

Ladies and Gentlemen:

We have read the statements made by American Community Newspapers Inc. in Item 4.01 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP